SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 25, 2004

BANCSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	333-74997	59-3535315
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1185 Immokalee Road

Naples, Florida 34110

(address of principal executive offices)

Registrant’s telephone number: (239) 254-2100

ITEM 7. Financial Statements and Exhibits

On May 25, 2004, Bancshares of Florida, Inc. sent a letter to its shareholders concerning the 2004 Annual Meeting of Shareholders. A copy of the letter is furnished as Exhibit 99.1 to this report.

ITEM 9. Regulation FD Disclosure

On May 25, 2004, Bancshares of Florida, Inc. sent a letter to its shareholders concerning the 2004 Annual Meeting of Shareholders. A copy of the letter is furnished as Exhibit 99.1 to this report.

Date: May 28, 2004

Bancshares of Florida, Inc.
(Registrant)

By:	/s/ David G. Wallace
David G. Wallace
Principal Financial Officer